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                                                                     Exhibit 5.1

       [LETTERHEAD OF DE MARTINO FINKELSTEIN ROSEN & VIRGA APPEARS HERE]


                               November 26, 1996




Board of Directors
THINK New Ideas, Inc.
45 West 36th Street
New York, New York 10018

     Re: Registration Statement on Form SB-2  filed on November 26, 1996 (File
         No. 333-12795)
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Gentlemen:

     We have acted as counsel to THINK New Ideas, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the Company's public offering of 2,150,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"). Such shares of Common Stock are being offered pursuant to the terms of a certain underwriting agreement (the "Underwriting Agreement") between the Company and Commonwealth Associates as the underwriter of the Company's public offering (the "Underwriter"). The Registration Statement also relates to: (a) the grant to the Underwriter of an option to purchase an additional 322,500 shares of Common Stock, of which 107,500 shares shall be issued by the Company and 215,000 shares shall be provided by a stockholder (the "Selling Stockholder"), to cover over-allotments in connection with the Company's public offering (the "Over-Allotment Option"); and (b) the sale to the Underwriter of an option to purchase up to 215,000 shares of Common Stock (the "Underwriter's Warrant").

     We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement and the Underwriter's Warrant, forms of certificates representing the Common Stock, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.


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Board of Directors
THINK New Ideas, Inc.
November 26, 1996
Page 2


        In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws, the laws of the District of Columbia and the General Corporation Law of the State of Delaware. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the laws of the District of Columbia; however, we express no opinion as to the extent to which the laws of the District of Columbia or such other jurisdiction may apply.

        Based upon the foregoing, we are of the opinion that:

        1. The 2,472,000 shares of Common Stock (including those shares to be issued by the Company pursuant to exercise of the Over-Allotment Option) have been duly authorized and reserved for issuance and, when issued and sold in accordance with the Underwriting Agreement and the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable;

        2. The Underwriter's Warrant has been duly authorized and reserved for issuance and, when issued and sold in accordance with the Underwriting Agreement and the Prospectus, will be validly issued, fully paid and nonassessable;

        3. The 200,000 shares of Common Stock to be offered and sold by the Selling Stockholder have been duly authorized and validly issued, are fully paid and nonassessable and, when sold in accordance with the Underwriting Agreement and the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable; and

        4. The 200,000 Shares of Common Stock issuable upon exercise of the Underwriter's Warrant have been duly authorized and reserved for issuance, and when issued in accordance with the terms of the Underwriter's Warrant will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities described therein under the caption "Legal Matters." We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.


                                De Martino Finkelstein Rosen & Virga



                                By:  /s/ Ralph V. De Martino
                                   -----------------------------------------
                                   Ralph V. De Martino, a Principal